SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of DTF Tax-Free Income, Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s Report on Form N-CSR for the period ended October 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 17, 2004

/s/ NATHAN I. PARTAIN
Name:	Nathan I. Partain
Title:	Chief Executive Officer

/s/ ALAN M. MEDER
Name:	Alan M. Meder
Title:	Chief Financial Officer